UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

POSITIVEID CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA		33445
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 6, 2011, the compensation committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of PositiveID Corporation (the “Company”) approved an Amended and Restated Employment, Consulting and Non-Compete Agreement (the “Amended and Restated Agreement”) between the Company and Scott R. Silverman in connection with Mr. Silverman’s negotiated departure from the Board of the Company as of December 6, 2011 and his continued service as consultant to the Company until March 1, 2012.  The Amended and Restated Agreement amends and restates the Employment and Non-Compete Agreement dated November 11, 2010 between the Company and Mr. Silverman, as amended on September 30, 2011, and provides for, among other things, clarification of the terms of Mr. Silverman’s separation from the Company and continued vesting of Mr. Silverman’s unvested stock grants.  The Company also granted Mr. Silverman a security interest in substantially all of the Company’s assets (the “Security Agreement”) until such time as the stock obligations under the Amended and Restated Agreement are fulfilled.

Under the Amended and Restated Agreement, the Company agreed to satisfy certain contractual obligations of $461,538 (the “Contractual Obligations”) through the issuance of 2,468,118 shares of common stock from the Company’s 2011 Stock Incentive Plan to Mr. Silverman (the “Contractual Obligations Stock”) on January 2, 2012. The Contractual Obligations Stock is subject to reduction from 2,468,118 shares to 1,750,000 shares in the event the Company pays to Mr. Silverman $86,000 in cash compensation on or before December 31, 2011.  If Mr. Silverman does not receive the $86,000 in cash compensation on or before December 31, 2011, and if the Company receives $1,000,000 of proceeds from a financing transaction or a series of financing transactions between December 6, 2011 and the date in which a registration statement registering the Contractual Obligations Stock becomes effective, the Company will pay to Mr. Silverman $100,000 in cash compensation in 2012 and Mr. Silverman will return 534,789 shares of common stock to the Company. If a registration statement for the Contractual Obligations Stock does not become effective on or before March 31, 2012, Mr. Silverman may return the Contractual Obligations Stock in exchange for cash compensation in the amount of $461,538, less any cash compensation payments made to Mr. Silverman as described herein.

The satisfaction of the Contractual Obligations is subject to a substantial risk of forfeiture in the event Mr. Silverman fails to perform the consulting services, without good cause, through January 2, 2012. In that event, Mr. Silverman will be in breach of the Amended and Restated Agreement and if, upon notice of such breach, Mr. Silverman continues to fail to perform the consulting services for a period of ten days, he will forfeit all of his rights to the satisfaction of such Contractual Obligations by the Company.

As previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on September 30, 2011, the Company agreed to issue shares of restricted stock to Mr. Silverman in the aggregate amount of Three Million Three Hundred Ninety-Four Thousand Two Hundred Twenty-Three Dollars and Twenty Cents ($3,394,223.20) (the “Restricted Stock”) in lieu of contractually-committed cash salary and bonus for 2012 through 2015, plus compensation for the consulting services, based upon the average daily volume-weighted average price of the Company’s common stock for the five trading days preceding September 30, 2011, which was $.01874 per share, representing a total of 18,112,182 shares.

The Restricted Stock is subject to registration rights and price protection provisions, and will be granted upon the later of (i) January 2, 2012 or (ii) as soon as practicable after the Company’s next special stockholders meeting, which meeting shall take place no later than March 15, 2012.  Any additional restricted shares issued to Mr. Silverman pursuant to the price protection provisions can never be greater than 50% of the number of shares calculated as of the issuance date, or a maximum of 9,056,091 shares.  In the event Mr. Silverman fails to perform the consulting services without good cause, he will be in breach of the Amended and Restated Agreement and if, upon notice of such breach, Mr. Silverman continues to fail to perform the consulting services for a period of ten days, the Restricted Stock will be subject to a substantial risk of forfeiture.

The foregoing descriptions of the Amended and Restated Agreement and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Amended and Restated Agreement and Security Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The Company agreed to issue the Restricted Stock in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed under Item 1.01 of this report is incorporated into this Item 5.02 in its entirety.

On December 6, 2011, the Compensation Committee approved a First Amendment to Employment and Non-Compete Agreement (the “First Amendment”) between the Company and William J. Caragol, the Company’s Chief Executive Officer, in connection with Mr. Caragol’s assumption of the position of Chairman of the Board of the Company effective December 6, 2011. The First Amendment amends the Employment and Non-Compete Agreement dated November 11, 2010, between the Company and Mr. Caragol and provides for, among other things, the elimination of any future guaranteed raises and bonuses, other than a 2011 bonus of $375,000  to be paid beginning January 1, 2012 in twelve (12) equal monthly payments. If in the reasonable discretion of the Board, the Company is unable to make the scheduled cash bonus payments, the Company shall have the option of (i) delaying payment(s), (ii) paying Mr. Caragol in restricted stock of the Company, or (iii) reaching some other mutually agreeable resolution with Mr. Caragol.  In addition, the First Amendment amends the change of control provision by increasing the multiplier from 3 to 5 and capping any Change in Control compensation to 10% of the transaction value.  The First Amendment also obligates the Company to grant to Mr. Caragol an aggregate of 12,500,000 shares of restricted stock over a 4 year period as follows: (i) 2,500,000 shares upon execution of the First Amendment, which shall vest on January 1, 2014, (ii) 2,500,000 shares on January 1, 2012, which shall vest on January 1, 2015, (iii) 2,500,000 shares on January 1, 2013, which shall vest on January 1, 2015, (iv) 2,500,000 shares on January 1, 2014, which shall vest on January 1, 2016, and (v) 2,500,000 shares on January 1, 2015, which shall vest on January 1, 2016.  The Company and Mr. Caragol have agreed to delay the issuance of the first and second restricted share grants, for a total of 5,000,000 shares, until the Company’s stockholders approve and adopt an amendment to the Company’s second amended and restated certificate of incorporation, as amended, to increase the authorized number of shares of the Company’s common stock from 70 million shares to 175 million shares.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01  Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment, Consulting and Non-Compete Agreement between the Company and Scott R. Silverman dated December 8, 2011.

10.2	Security Agreement between the Company and Scott R. Silverman dated December 8, 2011.

10.3	First Amendment to Employment and Non-Compete Agreement between the Company and William J. Caragol dated December 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: December 9, 2011	By:	/s/ Bryan D. Happ
Bryan D. Happ Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment, Consulting and Non-Compete Agreement between the Company and Scott R. Silverman dated December 8, 2011.

10.2	Security Agreement between the Company and Scott R. Silverman dated December 8, 2011.

10.3	First Amendment to Employment and Non-Compete Agreement between the Company and William J. Caragol dated December 7, 2011.

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